UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 29, 2026

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 3100, Berkeley Heights, New Jersey 07922

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 799-8599

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On April 29, 2026, Tonix Pharmaceuticals Holding Corp. (the “Company”) announced program updates on its TNX-4800 (formerly known as mAb 2217LS) product candidate for protection against Lyme disease, and presented a poster on TNX-4800 Phase 1 data at the 4th Annual Ticks and Tickborne Diseases Symposium. A copy of the press release that discusses these matters is furnished hereto as Exhibit 99.01, and is incorporated herein by reference. A copy of the poster is furnished hereto as Exhibit 99.02, and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.01 and 99.02 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On April 29, 2026, the Company announced program updates on its TNX-4800 product candidate for protection against Lyme disease, and presented TNX-4800 Phase 1 data at the 4th Annual Ticks and Tickborne Diseases Symposium.

The Company plans to initiate an adaptive Phase 2 field study of TNX-4800 in the first half of 2027, pending FDA agreement. The field study is intended to test a fixed subcutaneous (“SC”) two-dose regimen of TNX-4800, with the first dose administered in the Spring and a second dose administered two months later. The primary endpoint is protection against Lyme disease for six months following the initial dose. The Company believes that the Phase 1 pharmacokinetic data support this study design. Each dose is expected to provide exposures comparable to the 5 mg/kg SC dose evaluated in the Phase 1 study. The Company has scheduled a Type C meeting with the U.S. Food and Drug Administration early in the third quarter of 2026 to discuss the Phase 2 field study design.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical trials, clinical and regulatory timelines and approvals and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.01	Press Release of the Company, dated April 29, 2026
	99.02	TNX-4800: A Monoclonal Antibody (mAb) to Protect Against Lyme Disease
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: April 29, 2026	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer